Exhibit 99.2

Consent of Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named as a director nominee and impending board member of ActiveCare, Inc. (the “Company”) in the Company’s Registration Statement on Form S-1 (Registration No. 333-212589) and in all amendments (including post-effective amendments) thereto.

Dated: February 2, 2017

/s/ David Hall
By:	David Hall
Date:	February 2 , 2017